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                                                                  EXHIBIT 5.1


One Rockefeller Plaza                         January 30, 2001
New York, N.Y. 10020
T   (212) 218-2990
F   (212) 218-2999

Matthieu Ph. Van Sint Truiden
T   (212) 218-2990                            To:
F   (212) 218-2970
ST@NAUTA-NY.COM                               Metron Technology N.V.
ST@NAUTADUTILH.COM                            Attn.:
                                              Kabelstraat 19
                                              1322 AD  Almere
                                              The Netherlands



Ladies and Gentlemen:

METRON TECHNOLOGY N.V.

This letter is rendered to you in connection with the Registration Statement on Form S-8 dated January 30, 2001 (the "REGISTRATION STATEMENT"), of which a copy is attached to this letter, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offering by Metron Technology N.V., a public limited liability company, incorporated, organized and existing under Netherlands Law (as defined below) (the "COMPANY") of up to 1,000,000 common shares with a par value of NLG 0.96 each (the "SHARES") pursuant to the Company's amended and restated Employee Stock Option Plan (the "PLAN").

The opinions and statements expressed herein are limited in all respects to and governed by the laws of (i) the Kingdom of the Netherlands, excluding Aruba and the Netherlands Antilles ("THE NETHERLANDS") with general applicability, and
(ii) the European Community and the European Union insofar as they are directly applicable in The Netherlands, as they stand at the date hereof and as they are currently interpreted under (non-on-line) published case law of the courts of The Netherlands (the "NETHERLANDS COURTS", or, singular, a "NETHERLANDS COURT") and the European Courts of Justice, as the case may be (collectively:
"NETHERLANDS LAW").

We do not express any opinion on public international law or on the rules promulgated under or by any treaty or treaty organization, except as set forth in the previous sentence and except insofar as such rules are directly

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                                January 30, 2001


applicable in The Netherlands, nor do we express any opinion on any tax laws.

In this letter, Netherlands legal concepts are expressed in English terms and not in their original Netherlands terms. The concepts concerned may not be identical to the concepts described by the same English terms, as they exist under the laws of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Netherlands legal concepts described thereby.

This letter may only be relied upon on the condition that it and its contents are governed by, and shall be construed and have effect in accordance with, Netherlands Law and any issues of interpretation or liability thereunder can only be submitted to the exclusive jurisdiction of the Netherlands Courts.

In rendering the opinions expressed herein, we have relied upon statements or certificates of public officials and the following documents:

(i) an on-line extract relating to the Company from the Amsterdam Chamber of Commerce Commercial Register dated on the date hereof;

(ii) a true copy ("AFSCHRIFT") of the notarial deed of conversion and amendment of the Company, executed before Mr. F.W. Oldenburg, civil law notary ("NOTARIS") in Amsterdam, The Netherlands, dated November 17, 1999, whereby the Company was converted from a "BESLOTEN VENNOOTSCHAP MET BEPERKTE AANSPRAKELIJKHEID" (private limited liability company) to a "NAAMLOZE VENNOOTSCHAP" (public limited liability company) and whereby the articles of association of the Company (the "ARTICLES OF ASSOCIATION") were simultaneously amended;

(iii) a facsimile copy of the minutes of a meeting of the supervisory board of the Company (the "SUPERVISORY BOARD"), held on April 3, 2000, signed by its Secretary on behalf of the Supervisory Board, relating to, among other things, the amendment of the Plan;

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                                January 30, 2001


(iv) a facsimile copy of the minutes of the general meeting of shareholders of the Company, held in Amsterdam on November 21, 2000, relating to, among other things, the approval of the Plan;

(v)      a copy of the Registration Statement.

The documents referred to under (iii) and (iv) above are hereinafter collectively referred to as the "RESOLUTIONS".

We have not investigated or independently verified any factual matters disclosed to us in the course of our examination of the Resolutions.

In rendering the opinions and statements expressed herein, we have assumed that:

(a) all documents submitted to us and reviewed by us as originals are complete and authentic and the signatures thereon genuine, and all documents submitted to us and reviewed by us as drafts of documents or as facsimile or photocopy are in conformity with the executed originals and such originals are complete and authentic and the signatures thereon genuine;

(b) the Company has not been dissolved ("ONTBONDEN"), has not ceased to exist pursuant to a merger as referred to in Article 2:309 et seq. of the Netherlands Civil Code (the "NCC") or a de-merger as referred to in
         Article 2:334a et seq. of the NCC, granted (preliminary) suspension of payments ("(VOORLOPIGE) SURSEANCE VAN BETALING VERLEEND"), declared bankrupt ("FAILLIET VERKLAARD") or had its assets placed under administration ("ONDER BEWIND GESTELD"), and none of the parties to the Resolutions, including the Company, has become subject to equivalent measures in its respective jurisdiction of incorporation, residence or social seat; it being hereby confirmed that our telephonic inquiries of today with the Amsterdam Chamber of Commerce Commercial Register and the Amsterdam District Court Bankruptcy Clerk's office have not revealed any information that any such event has occurred, it being understood however that this is not conclusive evidence that no such event has occurred;

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                                January 30, 2001


(c) any document purporting to have been signed by any person other than by or on behalf of the Company is within the power of and is or will be duly authorized by and signed on behalf of and constitute or will constitute the legal, valid and binding obligations, enforceable in accordance with its terms, of such person;

(d) at the time of issuance of the Shares the amounts due as a result of the obligation to pay-up the Shares in full
         ("VOLSTORTINGSVERPLICHTING") shall have been received by the Company;

(e) the Resolutions are effective on the date hereof and have been validly adopted in accordance with Netherlands Law and with the Articles of Association in force at the respective dates thereof, and are complete and correct and have not been, nor will be, wholly or partly, revoked or declared null and void both in and out of court; and

(f)      no foreign laws affect any of the opinions expressed herein.

Based upon and subject to the foregoing and subject to the qualifications listed below and to any factual matters, documents or events not disclosed to us in the course of our examination referred to above, we express the following opinion:

- When issued by the Company in full accordance with and pursuant to the Articles of Association, Netherlands Law, the Registration Statement and the Plans, the Shares will be validly issued, fully paid-up ("VOLGESTORT") and non-assessable;

The opinion expressed above is limited by any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws with general applicability now or hereafter in effect, relating to or affecting the enforcement or the protection of rights of creditors in general.

No undertaking or obligation is assumed on our part to revise, update or amend this letter in connection with or to notify or inform you of any developments and/or changes under Netherlands Law subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time.

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                                January 30, 2001


This letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to herein. Nothing in this letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Resolutions or any other document examined in connection with this opinion except as expressly confirmed herein.

This letter and its contents speak as of the date hereof. It is addressed solely to you. It may not be relied upon in any manner by any person other than you and your successors and permitted assigns and, without our prior written consent, its contents may not be quoted, otherwise included, summarized or referred to in any publication or document or disclosed to any party, in whole or in part, for any purpose whatsoever, except to such successors and permitted assigns (including any potential assignees). We consent to the use of this letter as
Exhibit 5.1 of the Registration Statement. In giving such consent, we do not admit belonging to the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules or Regulations of the US Securities and Exchange Commission issued thereunder.


Sincerely yours,

/s/ NAUTA DUTILH

Nauta Dutilh



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